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Exhibit 10.5


                        Wholesale Distribution Agreement

This agreement ("Agreement") is entered into:

BETWEEN: Becoming Art Inc. of 867 West 8th Avenue, Vancouver, British Columbia, V5Z 1 E3, represented by Mike Hanson

(Herein called the Wholesaler)

AND:
                  Made in Art of 4095 Saint-Laurent Boulevard, Montreal, Quebec, H2W 1Y7, represented by its President, David Farsi,

(Herein called the Company)

WHEREAS, the Company sells a collection of numerical images by David Farsi and related products;

WHEREAS, the Wholesaler is in the business of reselling art work to purchasing departments and retailers;

THEREFORE, in consideration of the following conditions set for this Agreement, the parties agree to the following.

1.       DEFINITIONS

"Customer" means an end user of a Product.

"Products" means the image sizes made available by the Company to its wholesalers, distributors and resellers, a list of which is attached as Exhibit
A. A Product may be a numerical image (piece, of art), a standard product (such as a frame) or any combination of those.

2.       TERMS

2.1 Appointment

The Company hereby appoints the Wholesaler, and the Wholesaler accepts such appointment, to act as a wholesaler of Products towards Purchasing Departments and Retailers which resell Products to their own Customers. Sale of Products to other wholesalers or wholesaler's affiliates is strictly prohibited. The wholesaler will only sell the Products to his Retail Network, and will not market or sell the Products using any Internet site or mail order catalog without specific: written authorization from the Company.

2.2 Wholesale prices

The wholesale prices paid by the Reseller to the Company for Products shall be as set forth in Exhibit A. The Company shall have the right, at any time, to change, alter, or amend Product prices upon written notice. Prices are exclusive of all taxes, insurance, and shipping and handling charges, which are the Wholesaler's sole responsibility.

3.       PRODUCT SAMPLES AND SELLING TOOLS

The Wholesaler is provided by the Company a set of Products and selling tools, as described in Exhibit B, to be used in the sole purpose of showing, demonstrating and selling the Product.

Such product samples and selling tools are of the sole responsibility of the Wholesaler.

In case of breach of this Agreement, and upon written request of the Company, or upon termination of this Agreement, the Wholesaler shall return the products in good condition to the Company.

4.         ORDERING AND PAYMENT PROCESS

4.1 Processing of orders

Orders shall be taken by the Wholesaler from his Clients and forwarded via email to both the company and the Company Representative namely Craig Hartman.

The Company Representative shall be responsible for acknowledging receipt of order and obtaining acceptance and terms of delivery from the Company.

Products will be delivered by specified courier with a specified delivery time to be forwarded to the Wholesaler or available for pick-up within five (5) working days from receipt of order and payment by Wholesaler of fifty percent (50%) of the order total value. Balance upon delivery and inspection of product(s).

4.2 Shipment

All freight, insurance and other shipping expenses from Delivery Point, as well as any expenses related to the Wholesaler or Retailer's special packing requests will be borne by the Wholesaler or Retailer unless otherwise agreed to in writing by the Company.

4.3 Payments

Terms of payment shall be agreed upon for every order taken. First orders taken will necessarily require a down payment equivalent to forty percent (40%) of the total order value: balance of payment on those orders will be due and payable by Wholesaler in full C.O.D. upon receipt or pick-up.

Payments shall be done directly by Wholesaler to the Company using one of the following means: wire transfer, direct deposit or credit card.

5.         DEFECTIVE PRODUCT RETURNS

Returns of defective Products will be accepted by the Company when the Company authorized carriers are used. Return shipment charges via unauthorized carriers and all customs or broker's fees are the responsibility of the Wholesaler or Retailer. The Company reserves the right to charge back to the Wholesaler or Retailer shipping charges incurred on those Products which were returned as defective and no fault was found.

6.         WHOLESALER'S OBLIGATIONS

6.1 Exhibition and promotion

The Wholesaler agrees (i) to clearly present the Products as "David Farsi" art or such other title as may correspond to the standards of the Company, (ii) to transport, handle, care for, and display the Products in a manner consistent with the quality of the Products, (iii) to assure that retailers maintain their Exhibit Outlet as a first-class facility, and (iv) to aggressively market the Products.

6.2 Wholesaler's covenants

The Wholesaler will: (i) conduct business in a manner that reflects favorably at all times on Products and the good name, goodwill and reputation of the Company;
(ii) avoid deceptive or misleading practices that are or might be detrimental to the Company or the Company Products; (iii) make no false or misleading representations with regard to the Company or the Company Products; (iv) not publish or cooperate in the publication of any misleading or deceptive advertising material with regard to the Company or the Company Products;

6.3 Insurance

The Wholesaler shall, at his own expense, keep in force insurance coverage for all the Products given to him by the Company, for the wholesale value of the Products as stipulated in Exhibit A, or any subsequent document, without any deductions for depreciation, which insurance shall also be fully valid until complete payment of the Products in consignment or return to the Company. The foregoing insurance policy shall include coverage against all risk of physical loss or damage from any external cause while in transit and on location in a retail outlet during the consignment period. Such insurance policy shall contain a waiver of subrogation in favor of the Company.

6.4 Use of trademarks and proprietary notices

During the term of this Agreement, the Wholesaler may use the trademarks, trade names, logos and designations used by the Company for the Company Products solely in connection with the advertisement and promotion of the Company Products, and in accordance with the Company's then-current trademark usage policies. The Wholesaler shall not remove or destroy and shall assure that Retailers do not remove or destroy any copyright notices, trademarks or other proprietary markings on the Products or any materials related to the Products.

6.5 Intellectual property

The Company does not consent to any form of reproduction of the Products. Notwithstanding the above, the Company consents to photography, filming or videotaping of the Products for use by the Wholesaler in advertising, promotion and merchandising the Products. It is understood that the Products are works of art, and that the International Law on Copyrights applies in its entirety and at anytime.

7.                TERM AND TERMINATION

7.1 Term

This Agreement shall commence on the Effective Date and continue for three (3) years thereafter unless terminated earlier as provided herein.

7.2 Termination without cause

The Wholesaler or the Company may terminate this Agreement without cause, at any time, by written notice to the other party not less than ninety (90) days prior to the effective date of termination.

7.3 Termination for breach

The Company may terminate this Agreement, for cause, by written notice to the Wholesaler not less, than ten (10) days prior to the effective date of such notice in the event that: (i) the Wholesaler fails to pay past due invoices within thirty (30) days after notice that invoices are past due; (ii) the Wholesaler violates any other material provision of this Agreement; or (iii) control of the Wholesaler is acquired, directly or indirectly, by a third party or the Wholesaler is merged with a third party. Upon giving its notice of termination, the Company may alter its terms of sale, including payment terms, and take such other action as may be consistent with the termination of this Agreement.

7.4 Termination for insolvency

At the option of the Company or the Wholesaler, this agreement shall terminate immediately if: (I) a receiver is appointed for the other party or its property;
(ii) the other party becomes insolvent or unable to pay its debts as they mature or ceases to pay its debts as they mature in the ordinary course of business, or makes an assignment for the benefit of creditors; (iii) any proceedings are commenced by or for the other party under any bankruptcy, insolvency or debtors' relief law; or (iv) the other party commences to dissolve under applicable law.

All amounts payable by the Wholesaler to the Company shall survive termination and become immediately due and payable. In addition, the Company shall have the right to repurchase unsold Products in the Wholesaler's inventory.

       8.         WARRANT DISCLAIMER


     THE COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE PRODUCTS. ALL IMPLIED WARRANTIES AND CONDITIONS, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON INFRINGEMENT, ARE HEREBY DISCLAIMED.

     9.           LIMITATION OF LIABILITY

     THE LIABILITY OF THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUPPLY OF PRODUCTS HEREUNDER, SHALL BE LIMITED TO THE ACTUAL AMOUNTS PAID BY THE WHOLESALER TO THE COMPANY FOR THE PRODUCTS, AND SHALL IN NO EVENT INCLUDE LOSS OF PROFITS, COST OF PROCURING SUBSTITUTE GOODS OR SERVICES, OR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF THE COMPANY OR ITS SUPPLIER IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

     10.          GENERAL

     10.1 Assignment

     Neither party may assign, delegate, or transfer the Agreement or any of its rights or duties hereunder, without the prior written consent of the other party. Any attempted assignment or delegation in violation of this section shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Notwithstanding the foregoing, the Company may assign its rights and duties hereunder in connection with a merger, consolidation, corporate reorganization, acquisition, or sale of all or substantially all the assets of the Company.

     10.2 Governing law

     This agreement shall be governed by the laws of the Province of Quebec.

     10.3 Independent contractors

     In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

     10.4 Modification and waiver

     No modification to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

     10.5 Notices

     Any required or permitted notices hereunder must be given in writing at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein, by one of the following methods: hand delivery; registered, express, certified mail, or facsimile. Notices will be deemed given on the date received.

     10.6 Severability

     If for any reason any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

     10. 7 Limitation of action

     Any legal action arising out of this Agreement shall be barred unless commenced within one (1) year of the act or omission giving rise to the action. Such limitation shall not apply to any actions asserted against the reseller by the Company arising from any delinquencies In payment for Products.

     10.8 Entire agreement

     This Agreement and the exhibits attached hereto constitute the entire and exclusive agreement between the parties hereto with respect to the subject matter hereof and supersede any prior agreements between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives as of the Effective Date.

     Accepted and agreed as of today, November 28, 2003


     /s/ Mike Hanson
     --------------------------
     Becoming Art Inc.
     Represented by Mike Hanson


     /s/ David Farsi
     --------------------------
     Made In Art
     Represented by David Farsi

                                    EXHIBIT A

                            PRODUCTS & PRICING POLICY
                         DAVID FARSI'S NUMERICAL IMAGES

                Products                              Per unit
                                                      wholesale
                                                        price
             12 x 12 images
             12 x 16 images
             12 x 12 Made In
               Art frames
                (plastic)
             12 x 16 Made In
               Art frames
                (plastic)
             27 x 27 framed
                pictures



         * Prices are stated in Canadian dollars.
         All 12 x 12 and 12 x 16 images are delivered with an adhesive magnetic sheet.

         All Products are delivered with their proper  packaging  which includes
         for  all  images  and  frames,   gift  boxes  and  protective  sleeves,
         advertising David Farsi's name and logo.

                                    EXHIBIT B

                     INITIAL SET OF SAMPLES & SELLING TOOLS


     Lists products given on consignment by the Company to the Wholesaler


         12 x 12 image reference numbers: ____

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         12 x 16 image reference numbers: ____

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         70 x 70 image reference numbers: ____
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         Frames
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12 x 12 format
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12 x 16 format
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Others (to be stated)